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                                                                    EXHIBIT 10.1


                           EMPLOYMENT, NONSOLICITATION

                            AND ARBITRATION AGREEMENT

         This Employment, Confidentiality, Nonsolicitation and Arbitration Agreement ("Agreement") is made effective as of March 1, 2001 (the "Effective Date"), between HBC Management Company, Inc. ("Employer") and Gary Stone ("Employee").

         This Agreement is made in consideration of the parties' mutual desire to enter into an employment relationship and the parties' recognition of Employer's need to protect its legitimate business interests including its confidential information and trade secrets, public image, market share, business relationships, customer information and goodwill. In consideration of the mutual promises set out in this Agreement and for other good and valuable consideration, Employer and Employee agree to the following:

1. EMPLOYMENT. Employer hereby employs Employee and Employee accepts such employment as of the Effective Date for the compensation and upon the terms and conditions set forth in this Agreement.

2.  COMPENSATION.

    (a)  BASE SALARY.

         During the Term of Employment (as hereinafter defined), subject to the conditions hereinafter set forth, as full compensation for all services to be rendered pursuant to this Agreement, Employer shall pay to Employee a salary, as set forth on Exhibit A attached hereto, payable semi-monthly ("Base Salary"). The Employee's Base Salary shall be reviewed by Employer not less frequently than on an annual basis, and may be increased at Employer's sole discretion. It is understood that modifications of Employee's Base Salary, as determined by the sole discretion of Employer, shall be based on factors including, but not limited to: (i) an evaluation of Employee's performance, (ii) achievement of established budget goals that are objectively measured, reasonable and mutually agreed upon, (iii) a change in business conditions, (iv) a change in Employee's performance, (v) a change in Employer's financial condition, or (vi) Employer increasing Employee's duties to include management of additional stations. The Base Salary paid to Employee shall be payable in accordance with Employer's general payroll practices, less such deductions or withholdings as may be required or authorized by applicable law.

    (b)  PROFIT SHARING

         Each year during the Term of Employment, Employer agrees to pay Employee, if eligible, Profit Sharing in accordance with the criteria and under such terms and conditions as set forth on Exhibit A attached hereto, less applicable withholdings or deductions. The Profit Sharing shall not be considered accrued or earned until paid

    (c)  DISCRETIONARY BONUS.

         Each year during the Term of Employment, Employer agrees to pay Employee, if eligible, a

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         Bonus in accordance with the criteria and under such terms and conditions as set forth on Exhibit A attached hereto, less applicable withholdings or deductions. The Bonus shall not be considered accrued or earned until paid.

    (d)  ADDITIONAL BENEFITS.

         During the Term of Employment, and subject to the right of Employer to amend or terminate any employee benefit plan, and further subject to Employer's policies, procedures and plans generally applicable to full-time, regular, exempt employees, Employee shall be entitled to (i) vacation and leave benefits,
         (ii) participation in medical and dental plans, and other employee and/or group benefit plans, subject to the restrictions of those plans, (iii) reimbursement of pre-approved reasonable and necessary business expenses incurred in connection with the performance of Employee's duties in the normal course of business of Employer, and (iv) any other benefit that Employer offers to comparable members of management.

     (e) CONFIDENTIALITY OF COMPENSATION.

         Absent Employer's written consent and unless otherwise prohibited by state law, Employee agrees not to discuss or disclose his compensation with any current, former or prospective employee, any customer, competitor, or any individual employed in the broadcasting industry.

3.  DUTIES OF EMPLOYEE.

    (a)  DESCRIPTION OF DUTIES.

         Employee shall be employed in the position of Senior Vice President and Chief Operating Officer. The services to be rendered by Employee hereunder shall include, without limitation and subject to modification based on Employer's sole discretion, all services customarily rendered by persons engaged in the same or a similar capacity in the radio broadcast industry and such other services as Employer reasonably may require of Employee from time to time. Employee shall render Employee's services during the term of this Agreement when and where required by Employer, conscientiously, and to the full limit of Employee's ability, subject in all respects to the supervision, control and direction of Employer. Employer's judgment shall be final and controlling in all matters including, without limitation, matters of artistic taste and business judgment.

    (b)  CONDUCT.

         Employee shall exclusively devote his full time, attention and best efforts in performing his duties as Senior Vice President and Chief Operating Officer and in promotion of the affairs and interests of Employer. Employee agrees to at all times perform faithfully and to the best of his ability, experience and talent all of the duties that may be required of him under this Agreement and conduct himself in a manner to enhance the public image and acceptance of Employer and its programming.

         Employee agrees further to comply at all times with all rules and regulations of applicable governmental agencies and with the standards, policies, instructions, directions, rules and regulations which may from time to time be established by Employer, related to the

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         performance of his duties as Senior Vice President and Chief
         Operating Officer. In addition, Employee shall comply with and conform to all policies, rules and regulations of Employer's current version of the EMPLOYMENT POLICIES AND BENEFITS HANDBOOK or any other document setting forth Employer's policies, rules and regulations, except to the extent they are inconsistent with the terms of this Agreement in which case this Agreement shall control.

     (c) EXCLUSIVITY OF SERVICE.

         Employee agrees to devote all of his working time, best efforts and attention to the affairs and interests of Employer, and Employer shall be entitled to Employee's services and the benefits of Employee's skills and efforts as a full-time employee. Employee shall not, directly or indirectly, render any service of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer.

    (d)  ABSENCE OF RESTRICTIONS.

         Employee represents and warrants to Employer that he knows of no reason that he cannot legally enter into this Agreement and perform the services described hereunder for Employer's benefit. Specifically, Employee represents that he is not a party to any existing agreement containing a noncompetition provision or any other restrictive agreement with respect to (i) the nature of any services of business which he is entitled to perform or conduct under this Agreement, (ii) the disclosure or use of any information which directly or indirectly relates to the nature of the business of Employer or the services to be rendered by Employee under this Agreement, or (iii) any other restriction which would restrict his employment by Employer or the performance of his duties under this Agreement.

    (e)  FORMER EMPLOYER'S CONFIDENTIAL INFORMATION.

         Employee agrees that he will not improperly use or disclose any confidential information or trade secrets of any former employer or other person or entity and that he will not bring onto the premises of Employer any unpublished document or proprietary information belonging to any such former employer, person or entity unless consented to in writing by such former employer, person or entity.

4. DURATION OF EMPLOYMENT. The term of Employee's employment shall continue pursuant to this Agreement from the Effective Date for a period of three (3) years ("Initial Term of Employment"), subject to a later extension or earlier termination under the provisions of this paragraph ("Term of Employment").

    (a)  OPTIONS TO EXTEND.

         Employer shall have two irrevocable, exclusive and consecutive options to extend the Initial Term of Employment for two additional periods of one year each, on the same terms and conditions as set forth herein. Each option must be exercised, if at all, by 60-day written notice to Employee before the expiration of the Initial Term or the then current Term of Employment.

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    (b)  RIGHT OF FIRST REFUSAL.

         Notwithstanding Employer's rights under sub-paragraphs 4 (a), (c),
         (d) and (e) and Employee's obligations under paragraph 9, Employee agrees that Employer will have the exclusive option to further extend the Term of Employment if Employee receives a bona fide offer from a third party to render services in connection with the radio broadcasting industry in any of the markets in which Employer or any of its affiliates operates. Employee shall provide written notice to Employer of his intent to accept such offer of employment, and such notice is required to include all of the financial terms and conditions of the offer made to Employee which Employee is willing to accept, the identity of the third party offeror and inclusion of any written documents of the third party offer received by Employee. If Employer makes an offer to Employee on financial terms and conditions at least as favorable to Employee as the financial terms and conditions of said third party offer, Employee must accept the Employer's offer or refrain from directly or indirectly engaging in or being employed by any Spanish Language radio programming business, Spanish Language radio station, or Spanish Language television station whose signal is broadcast in the same market as the market covered by Employer's offer. If Employer does not make an offer to Employee, Employee must still comply with the nonsolicitation restrictions contained in sub-paragraphs (a) and (b) of paragraph 9, but will be free to accept the offer in the market that has been disclosed to Employer.

    (c)  TERMINATION WITHOUT CAUSE.

         Employer shall have the right to terminate Employee's employment under this Agreement, at Employer's election in its sole discretion, without Just Cause, at any time, upon one hundred-eighty (180) days written notice or upon payment of 180-days of Base Salary plus a pro rata portion of estimated bonuses for the 180-day period following termination (either a lump sum payment or six equal semi-monthly payments, at Employer's option) in lieu of notice, to Employee, but in either case Employer shall also (1) continue group medical coverage for Employee and his family at Employer's expense for a period of six months following the date of termination (after which Employee may continue such coverage at his expense under COBRA) and; (2) accelerate the vesting of all outstanding stock options previously granted to Employee to the extent that such options would have vested if Employee's employment had continued for 180 days following the date of termination.

    (d)  TERMINATION BY DEATH OR DISABILITY.

         Employee's employment shall terminate automatically upon the death or disability of Employee. For purposes of this Agreement, disability means Employee's inability, with or without reasonable accommodation in accordance with the Americans With Disabilities Act, whether a physical or mental disability, to substantially perform his services hereunder (i) for a period of four consecutive months, or (ii) for shorter periods aggregating six months during any twelve month period. If Employer and Employee are unable to agree whether Employee is disabled, the question will be decided by a licensed physician to be designated and paid for by Employer, subject to the approval of Employee, which approval may not be unreasonably withheld, whereby the designated physician's determination is agreed by both parties to be final and binding.


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    (e)  TERMINATION FOR JUST CAUSE.

         Employer shall have the right to terminate the employment of Employee under this Agreement, without advance notice, for "Just Cause," which for purposes of this Agreement shall mean the occurrence of any of the following:

         i. The neglect or failure of Employee to perform his job duties satisfactorily;
         ii. The conviction or pleading of nolo contendre of Employee for a felony or a misdemeanor involving fraud, embezzlement, theft, dishonesty, or any act of moral turpitude;
         iii.   Any material breach of any of the terms of this Agreement;
         iv.    Any unlawful treatment of Employer's employees by Employee;
         v. Any act of dishonesty, misconduct, disloyalty, fraud, gross negligence, insubordination or misappropriation of confidential information;
         vi. A failure to follow any instructions, policies or rules from or by Employee's supervisor including the policies contained in Employer's current EMPLOYMENT POLICIES AND BENEFITS HANDBOOK;
         vii.   The abuse of alcohol or use of any illegal drug;
         viii. The violation of any state or federal law, rule or regulation; or
         ix. Any other conduct that is detrimental to Employer's business or reputation and/or exposes Employer to liability based upon the act(s) of Employee.

         Employer, however, will provide Employee with 30-days in which to cure any violation of items 4 (e) i, iii, iv, vi, vii, viii, and
         ix. Employee will receive written notification from Employer describing the specific area of non-performance or violation. Should the nonperformance or violation not be remedied to Employer's reasonable satisfaction, Employee will be terminated at the end of this 30-day period without any additional notice.

     (f) RESIGNATION BY EMPLOYEE

         Employee shall also have the right to terminate his employment voluntarily under this Agreement by giving Employer at least ninety (90) days written nice of resignation.

5. PAYMENT UPON TERMINATION OF EMPLOYMENT. In the event of the termination of Employee's employment under sub-paragraphs 4(d) or (e) of this Agreement, Employer's obligations under paragraph 2 of this Agreement shall cease without further responsibility by Employer to Employee or Employee's legal representative, other than for the payment of accrued Base Salary through the date of termination, the payment or provision of other accrued benefits required by law, and the coverage, benefits or provision of any employee benefit plan as required by law. Additionally, in the event of the termination of Employee's employment under subparagraph 4(d) of this Agreement, all stock options granted to Employee prior to such termination shall fully vest.

6. PROPERTY RIGHTS. All recordings, programming, commercials, data, copy, marketing materials, business plans, customer lists, financial information, research results, and written materials, whether or not generated or created by Employee during the term of this Agreement, are the exclusive property of Employer. All documents or other tangible property and concepts or inventions or other intangible property relating in any way to the business of Employer which are conceived of or generated by Employee or come into Employee's possession during employment shall be and remain the property of Employer. Employee hereby assigns and irrevocably grants

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    to Employer any and all of his rights in such property. Employee must return all such documents and tangible property to Employer on termination of employment or at such earlier time as Employer may request.

7. NO OBLIGATION TO ACCEPT EMPLOYEE'S SERVICES. Notwithstanding any other provision of this Agreement, Employer shall have no obligation to actually utilize or continue to use Employee's services. Employer's obligations to Employee under this Agreement shall be fully performed by the payment to Employee of the Base Salary provided for in this Agreement with respect to which Employer is obligated to pay Employee during the Term of Employment, subject to all of Employer's rights hereunder.

8.  CONFIDENTIALITY.

    (a)  DEFINITION OF CONFIDENTIAL INFORMATION.

         The term "Confidential Information" as used in this Agreement shall include all ideas, materials, information, data, records, trade secrets, methods or plans developed, used or employed by Employer or any of its radio stations, affiliates or customers and not generally known to the public. Confidential Information also includes, without limitation, all information regarding Employer, or any of its radio stations, affiliates or customers with regard to their respective financial affairs, accounts, marketing plans, operations, policies, procedures, strategies, program formats, plans for development of new services and expansion into new areas or markets, internal operations, business strategies, budgets, pricing, products, properties, processes, rate structure, services, listening audience information, customer or advertiser lists and specific information relating to needs, preferences, and pricing structure, sales and promotional programs targeting direct and agency accounts, information regarding prospective and strategic alliances and acquisitions, commission structure, employee names and addresses, employment histories, compensation, placements, or any other customer and employee information contained in Employer's files, together with all written, graphic, recorded and other materials relating to all or any of the same; provided, however, that Confidential Information shall not include information which properly and lawfully has become generally known to the public other than as a result of the act or omission of Employee.

    (b)  IMPORTANCE OF CONFIDENTIAL INFORMATION.

         Employee acknowledges that in and as a result of his employment by Employer, he will be making use of, acquiring, accessing and/or adding to Confidential Information. Employee recognizes that access to and knowledge of this information is essential to the performance of Employee's duties hereunder. Employee acknowledges and agrees that Employer's Confidential Information is a valuable, special and unique asset of Employer and such Confidential Information is extremely important in the highly competitive radio broadcast industry. Employee acknowledges that the disclosure of any Confidential Information may cause imminent harm and substantial, irreparable injury, including loss of profit and other damages such as loss of goodwill and a decrease in market share which are difficult to calculate. Employee acknowledges that Employer retains a proprietary interest in its Confidential Information that persists beyond the termination of Employee's employment by Employer. Employee further acknowledges that the preservation and protection of the Confidential Information is an essential part of Employee's employment by and business

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         relationship with Employer and that Employee has a duty of fidelity and trust to Employer in handling the Confidential
         Information.

    (c)  NON-DISCLOSURE OR MISUSE.

         As a material inducement to Employer to enter into this Agreement and pay Employee the Base Salary as set forth on Exhibit A attached hereto, Employee covenants and agrees that he shall not, at any time (whether during the term of this Agreement or after expiration or termination), without the prior written consent of Employer in each instance or as otherwise may be required by law or legal process, disclose to any person or entity any Confidential Information, or utilize such Confidential Information for Employee's own benefit, or for the benefit of any third party, until such time, if ever, as such Confidential Information becomes general public knowledge (unless caused by any act of Employee in violation of this Agreement). Employee will take all reasonable steps necessary, or reasonably requested by Employer, to ensure that all Confidential Information is kept confidential for the use and benefit of Employer. Further, all memoranda, records or other documents constituting Confidential Information compiled by, made available to or under the control of Employee during the Term of this Agreement, relating to Employer, shall be the property of Employer and shall be promptly delivered to Employer on the termination of Employee's employment or at any other time upon the request of Employer. Employee agrees he will not make or retain any copy of or extract from such materials.

9. NONCOMPETITION AND NONSOLICITATION AGREEMENTS. Employee acknowledges and agrees that information, including the Confidential Information, he has acquired and will acquire during the course of his employment will enable Employee to irreparably injure Employer if Employee should engage in any business that is competitive with the business conducted by Employer. Employee also acknowledges that his position is one which requires public involvement with Employer, thus the position requires loyalty to preserve a positive public image of Employer and to prevent injury to Employer by participating in a competing business. Therefore, in consideration of the compensation and benefits provided to Employee and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Employee hereby agrees as follows:

    (a)  NONCOMPETITION.

         During the Term of this Agreement and for a period of one (1) year following the termination of Employee's employment with Employer for any reason, excluding only termination without cause, Employee will not, directly or indirectly, be employed by any other Spanish language radio programming business, Spanish language radio station, Spanish language television station, or Spanish language internet-based entertainment content provider, whose signal or programming is available by over-the-air broadcast, subscription, or via the internet, within the Total Survey Area (TSA) any of the markets in which Employer operates, as defined by The Arbitron Company in its Radio Market Reports.

    (b)  NONSOLICITATION OF EMPLOYEES.

         During the Term of this Agreement and for a period of one (1) year following the termination of Employee's employment with Employer for any reason, including termination without cause, Employee shall not, on Employee's own behalf or on behalf of any other person or entity, hire, solicit, seek to hire, or offer employment to any person who is, during such time

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         frame, an employee of Employer or in any other manner attempt, directly or indirectly, to influence, induce, or encourage any employee of Employer to leave the employment of Employer.

    (c)  NONSOLICITATION OF BUSINESS RELATIONSHIPS.

         During the Term of this Agreement and for a period of one (1) year following the termination of Employee's employment with Employer for any reason, including termination without cause, Employee will not, within the Total Survey Area (TSA) of any of the markets in which Employer operates, as defined by The Arbitron Company in its Radio Market Reports, directly or indirectly solicit Employer's customers, for the purpose of engaging in any business which is the same as or similar to the business in which Employer is engaged. For purposes of this Agreement, the term "customers" means all persons or entities with whom Employee has, during the period of Employee's employment with Employer, had contact with by virtue of Employee's position with Employer, and to whom Employer or any of its radio stations or affiliates has sold any product or service, whether or not for compensation, within a period of one year prior to the time Employee ceases to be employed by Employer.

    (d)  REASONABLENESS OF RESTRICTIONS.

         Employee has carefully read and considered the provisions of this paragraph 9, and having done so, agrees that the restrictions set forth herein, including, but not limited to, the time period of restriction, the geographic areas of restriction, and the scope of the restriction are fair and reasonable, are supported by sufficient and valid consideration, and these restrictions do not impose any greater restraint than is necessary to protect the goodwill and other legitimate business interests of Employer and its affiliated entities, officers, directors, shareholders and other employees. Employee acknowledges that these restrictions will not prevent him from obtaining gainful employment in Employee's occupation or field of expertise or cause him undue hardship; that there are numerous other employment and business opportunities available to him that are not affected by these restrictions; and that Employee's ability to earn a livelihood without violating such restrictions is a material condition to employment with Employer.

    (e)  NOTIFICATION.

         Employee agrees that Employer may notify any person or entity employing Employee or evidencing an intention of employing Employee of the existence and provisions of this Agreement.

10. COMMUNICATIONS ACT. Reference is made to Section 508 of the Federal Communications Act which provides, in part, as follows:

             "[A]ny person, who in connection with the production or preparation of any program or program matter which is intended for broadcasting over any [radio] stations, accepts or agrees to accept, or pays or agrees to pay, any money, services or other valuable consideration for the inclusion of any matter as a part of such program or program matter, shall, in advance of such broadcast, disclose the fact of such acceptance or payment or agreement to the payee's employer, or to the person for whom such

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             program or program matter is being produced, or to the license of such station over which such program is broadcast. [A]ny person who supplies to any other person any program or program matter, which is intended for broadcasting over any [radio] station shall, in advance of such broadcast, disclose to such other person any information of which he has knowledge, or which has been disclosed to him, as to any money, service or other valuable consideration which any person has paid or accepted, or has agreed to pay or accept, for the inclusion of any matter as a part of such program or program matter."

    Employee acknowledges that Employee is familiar with the requirements of Section 508 of the Federal Communications Act and is aware that the violation of any of the provisions thereof constitutes a criminal offense. Employee represents and warrants that Employee has not violated and will not violate any of the provisions of said Section 508, and has not done and will not do any act which would require disclosure pursuant to said Section 508.

11. COURT'S RIGHT TO REFORM RESTRICTIONS. The parties have attempted to limit Employee's right to Employer's property and to use Employer's information, and Employee's right to solicit only to the extent necessary to protect Employer from unfair competition. However, should a court of competent jurisdiction determine that the scope of the covenants contained in paragraphs 8 and 9 exceeds the maximum restrictiveness such court deems reasonable and enforceable, the parties intend that the court should reform, modify and enforce the provision to such narrower scope as it determines to be enforceable under the circumstances existing at that time.

12. SEVERABILITY. If any provision, paragraph or subparagraph of this Agreement is held by any court to be void or unenforceable in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph is separable and severable from every other provision, paragraph and subparagraph, and this Agreement shall be construed and enforced as if such void or unenforceable portion were never a part of this Agreement and the remaining provisions, paragraphs and subparagraphs of this Agreement shall remain in full force and effect.

13. ENFORCEMENT OF COVENANTS. Employee acknowledges that compliance with the confidentiality and nonsolicitation restrictive covenants contained in paragraphs 8 and 9 of this Agreement is necessary to protect the business and goodwill of Employer. Employee also acknowledges that a breach of such covenants will result in irreparable and continuing damages to Employer, for which money damages may be an insufficient remedy to Employer. Further, Employee acknowledges that the ascertainment of the full amount of damages in the event of Employee's breach of any provision of this Agreement would be difficult. Consequently, Employee agrees that, in the event of a breach or threatened breach the restrictive covenants, that the parties, in addition to all other remedies they may have, and in lieu of or in addition to arbitration proceedings, shall be entitled to both (a) temporary, preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants in order to prevent the continuation of such harm; and (b) money damages insofar as they can be determined. Nothing in this Agreement shall be construed to prohibit Employer from also pursuing any other remedy, the parties having agreed that all remedies are cumulative.

14. ARBITRATION. As a part of, and in consideration for this Agreement and the compensation and other benefits paid herein and in consideration for the Employer's mutual agreement to arbitrate

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    certain claims, Employee agrees that any dispute he may have against
    Employer, its subsidiaries, affiliates, directors, officers, agents, representatives, attorneys, employees, successors or assigns, under either state or federal law, arising out of this Agreement, Employee's employment or Employee's termination of employment, will be submitted to final and binding arbitration in accordance with Employer's then current arbitration procedures. However, nothing in this paragraph 14 shall be construed to prevent Employer from asking a court of competent jurisdiction to enter appropriate equitable relief to enjoin a violation of the confidentiality or nonsolicitation provisions contained in paragraphs 8 and 9 of this Agreement. Employer shall have the right to seek such relief in connection with or apart from the parties' rights under this clause to arbitrate all disputes.

    Employee expressly acknowledges that Employer's arbitration procedures requires Employee to initiate the arbitration procedure within one hundred and eighty days (180) days after Employee's termination or resignation or after Employee knows or should have known of the adverse employment action. By agreeing to arbitrate, Employee understands that Employee and Employer are mutually agreeing to submit all disputes to an arbitral rather than judicial forum.

    Employee and Employer agree that, based on Employer's current arbitration procedures, which procedures may be changed by Employer with thirty (30) days written notice to Employee, an arbitrator will be selected from JAMS/Endispute (JAMS) and that JAMS shall schedule any arbitration and appoint the arbitrator, if the parties cannot agree on the selection of the arbitrator. Employee understands that the cost of the arbitrator will be borne equally by Employee and Employer, and that the decision of the arbitrator shall be final and binding. In the event that either party to this Agreement brings or pursues a dispute in a court of law, which dispute is subject to final and binding arbitration in accordance with this Agreement and should have been brought or submitted to arbitration, that party shall pay all reasonable attorneys' fees and court costs incurred by the other party in filing any motion to compel arbitration, motion to dismiss or other pleading with said court to enforce arbitration under those procedures.

15. ACKNOWLEDGMENT. Employee acknowledges and agrees with each of the following statements:

    (a) I am executing this Agreement voluntarily and without any duress or undue influence by Employer or anyone else;

    (b) I have carefully read this Agreement. I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and I fully understand the terms, consequences and effect of this Agreement; and

    (c) I was given ample time to seek the advice of an attorney of my choice before signing this Agreement.

16. NOTICES. Any notices or writings required under this Agreement shall be regarded as delivered when a copy of the same shall have been sent by certified mail with postage prepaid or personally delivered to such parties at the following addresses or at such other addresses as the parties shall hereafter designate in writing:

     TO EMPLOYEE:               ___________________________

                                ___________________________

                                ___________________________


     TO EMPLOYER:               HBC Management Company, Inc.
                                3102 Oak Lawn Avenue, Suite 215
                                Dallas, Texas 75219
                                Attn:    Chief Executive Officer

     Hand-delivered notices shall be deemed communicated upon receipt; mailed notices shall be deemed communicated four days after mailing. Any party may change the address to which notices should be sent by giving notice as provided in this section.

17. MODIFICATION. No change or modification of this Agreement shall be valid or binding upon the parties to this Agreement, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver is in writing and signed by the parties to this Agreement.

18. APPLICABLE LAW, VENUE AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the state of Texas, without regard to the rules governing conflicts of laws. The parties agree that this Agreement will be deemed to be executed and performable in Dallas County, Texas.

19. ASSIGNMENT. By reason of the special and unique nature of the services hereunder, it is agreed that neither party hereto may assign any interest, rights or duties which it or they may have in this Agreement without the written consent of the other, provided, however, that Employer may, without the written consent of Employee, assign this Agreement to (a) any entity into which Employer is merged or to which Employer transfers substantially all of its assets, or (b) any entity controlling, under common control with, or controlled by Employer.

20. NO WAIVER. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions of this Agreement shall in no way be construed
     (a) to be a waiver of such provisions, or (b) to affect the validity of this Agreement, or any part of this Agreement, or the right of either party to enforce each provision in accordance with the terms of this Agreement.

21. COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to attorney's fees and costs in addition to any other relief to which the prevailing party may be entitled.

22. ENTIRE AGREEMENT. This written Agreement supercedes the prior Agreement between Employer and Employee dated January 1, 1999, and contains the sole and entire agreement and understanding between the parties, and supersedes any and all other prior agreements and understandings regarding Employee's employment. The execution of this Agreement will not affect the status of any stock options granted to Employee prior to the date hereof. The parties acknowledge and agree that no representations with respect to the subject matter of this Agreement or any representations, promises, agreements or understandings, whether written or oral, relating to the employment of Employee by Employer not contained herein shall be of any force or effect. Further, each of the parties hereto acknowledges that they have relied upon their own judgment in entering into this Agreement.

         THIS AGREEMENT has been executed in duplicate counterparts and each of the duplicate originals shall be deemed to be an original.

         EXECUTED this 9 day of February, 2001.

EMPLOYER:                                                 EMPLOYEE:

HBC MANAGEMENT COMPANY, INC.

By: /s/ McHenry T. Tichenor, Jr.                     By: /s/ Gary Stone
-------------------------------                         ------------------------
         Chief Executive Officer                             Gary Stone

GARY STONE
                                             EXHIBIT "A"

Base Salary:               $262,500.00 per year, paid semi-monthly. Profit
                           Sharing: Target of $162,500. Profit Sharing will be paid at ___% of Employer's monthly actual Broadcast
                           Cash Flow ("BCF"), less corporate expenses.

                           Year-End Discretionary Bonus: Target of $100,000 based upon the achievement, as determined by Employer's Board of Directors, of goals to be established and mutually agreed upon between Employer and Employee.


Loan: Employee shall promptly put his Calabassas residence up for sale and shall pay off his existing loan on that residence when it is sold. After the payoff of this existing loan, Employee shall receive a new loan of up to $1.3 million from Employer for the purchase of a residence in the Dallas area, to be repaid monthly interest only at 6% interest. The new loan will mature five (5) years after the Effective Date and will be secured by the Employee's new home.

Moving Expenses:           Employee will receive reimbursement of moving
                           expenses, upon the submission of receipts, and after receiving quotes from three different moving companies.

Housing Allowance:         Employee will receive $6,000.00 per month, from the
                           Effective Date, for a period of three (3) months or until he has closed the purchase of a new home in the Dallas area, whichever comes first, for travel and temporary housing expenses.

Options: Employee was previously granted stock options prior to the Effective Date which shall continue to vest and be exercisable by their original terms. In addition, Employee shall be granted options to purchase an additional 30,000 shares of Employer's common stock at a price to be established on the date this Agreement is executed, to vest in accordance with Employer's current vesting schedule as follows:
                           20% on the first anniversary of the stock option grant, with an additional 20% vesting on each of the following four anniversaries.